Microfilm Number 200047-874
Filed with the Department of State on June 15, 2000

Entity Number 2947566

ARTICLES OF INCORPORATION-FOR PROFIT OF
AURORA WIRELESS. INC.
Name of Corporation

A TYPE OF CORPORATION INDICATED BELOW
Indicate type of domestic corporation:
  Management (15 Pa. CS. 2702)
X Business-stock (15 Pa. C.S. 1306)
  Professional (15 Pat S 2903)
  Business-nonstock (15 Pa. CS 2102)
  Insurance (15 Pa CS. 3101)
  Business-statutory close (15 Pat CS. 2303)
  Cooperative (15 Pa. C.S. 7102)

DSCB:15-1306/2102/2303/2702/2903/3101'7102A (rev91)

In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is 		AURORA WIRELESS, INC.

2.	The (a) address of the corporation's initial registered office in this
Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)   996 OLD EAGLE SCHOOL RD. SUITE 1102 , WAYNE , PA  19087   CHESTER
      Number and Street	                    City   State Zip  County

(b)			N/A
	 Name of Commercial Registered Office Provider   County

For a corporation represented by a commercial registered office provider, the county in
(b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business
Corporation Law of 1988

4.	The aggregate number of shares authorized is 5,000,000 NO PAR (other provisions, if any, attach  8 1/2 X 11 sheet)

5.	The name and address, including number and street, if any, of each incorporator is:
Name             Address
JAY W. WALDMAN   1105 BERKSHIRE BOULEVARD, SUITE 320 WYOMISSING, PA 19510

6.	The specified effective date, if any, is: UPON FILING

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 15th day of June, 2000.

/SS/ 	JAY W. WALDMAN
(Signature)